EXHIBIT 1

                         THE ESTEE LAUDER COMPANIES INC.

                              Class A Common Stock
                           (par value $.01 per share)

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                         Form of Underwriting Agreement

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                                                                  June __, 2004
Goldman, Sachs & Co.,
J.P. Morgan Securities Inc.
c/o J.P. Morgan Securities Inc.
60 Wall Street
New York, New York 10260

Ladies and Gentlemen:


         Certain stockholders of The Estee Lauder Companies Inc., a Delaware corporation (the "Company"), named in Schedule II hereto (the "Selling Stockholders") propose, subject to the terms and conditions stated herein, to sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 11,305,000 shares (the "Firm Shares"), of Class A Common Stock, par value $.01 per share ("Stock"), of the Company, and at the election of the Underwriters, up to 1,695,000 additional shares (the "Optional Shares") of Stock. The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are collectively called the "Shares."

         1. (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

                (i) A registration statement on Form S-3 (File No. 333-115584) (the "Initial Registration Statement") in respect of the Shares has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, but including all documents incorporated by reference in the prospectus contained therein, furnished to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement or document incorporated by reference therein has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in


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         the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act, is hereinafter called a "Preliminary Prospectus"; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including (i) the information contained in the form of final prospectus (including any prospectus supplement) filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective and (ii) the documents incorporated by reference in the prospectus contained in the Initial Registration Statement and the 462(b) Registration Statement, if any, at the time such part of each such registration statement became effective, each as amended at the time such part of each such registration statement became effective, are hereinafter collectively called the "Registration Statement"; and such final prospectus (including any prospectus supplement), in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus"); any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Initial Registration Statement that is incorporated by reference in the Registration Statement.

                (ii) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. or J.P. Morgan Securities Inc. expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the responses therein to Item 7 of Form S-3;

                (iii) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed


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         and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. or J.P. Morgan Securities Inc. expressly for use therein;

                (iv) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. or J.P. Morgan Securities Inc. expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the responses therein to Item 7 of Form S-3;

                (v) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock (other than pursuant to employee and non-employee director stock option plans and employment agreements in each case existing on the date of this Agreement) or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole, in each case, otherwise than as set forth or contemplated in the Prospectus;

                (vi) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or such as do not and would not, individually or in the aggregate, have a material adverse effect on the business, prospects, operations, financial condition or results of operations of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"); and any real property


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         and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries or such as do not and would not, individually or in the aggregate, have a Material Adverse Effect;

                (vii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where failure to be so qualified would not have a Material Adverse Effect; and each subsidiary of the Company has been duly incorporated or organized and is validly existing as a corporation, limited liability company or other legal entity in good standing under the laws of its jurisdiction of incorporation, except where failure to be in such good standing would not have a Material Adverse Effect;

                (viii) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the Stock contained in the Prospectus; and all of the issued shares of capital stock, membership interests or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying shares and as disclosed in the Prospectus) are owned directly or indirectly by the Company (except for minority interests in those subsidiaries of the Company set forth on Schedule III attached hereto), free and clear of all liens, encumbrances, equities or claims;

                (ix) The compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except for foreign and state securities and Blue Sky laws, and except for breaches, violations or defaults (other than any relating to the Certificate of Incorporation or By-laws of the Company) that would not, individually or in the aggregate, have a Material Adverse Effect or in the aggregate impair the Company's ability to consummate the transactions herein contemplated; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement except the registration under the Act of the Shares, any required filings under the Exchange Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;


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                (x) Neither the Company nor any of Aveda Corporation, Aveda
         Services Inc., ELCA Cosmeticos LDA, Estee Lauder Inc., Aramis Inc., Clinique Laboratories, Inc., Estee Lauder Europe, Inc., Estee Lauder International, Inc. and Estee Lauder Cosmetics Ltd. (each, a "Principal Subsidiary" and collectively, the "Principal Subsidiaries") is in violation of its Certificate of Incorporation or By-laws and neither the Company nor any of its subsidiaries is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which default would have a Material Adverse Effect;

                (xi) The statements set forth in the Prospectus under the caption "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Stock, and under the caption "Certain Relationships and Related Transactions" set forth in the Company's proxy statement dated September 15, 2003 and incorporated by reference into the Company's Annual Report on Form 10-K for the year ended June 30, 2003, insofar as they purport to summarize the provisions of the laws, documents and transactions referred to therein for purposes of complying with the requirements of Form S-3, are accurate and correct in all material respects;

                (xii) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                (xiii) There are no contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed;

                (xiv) Each of the Company and its subsidiaries owns or has rights to adequate foreign and domestic patents, patent licenses, trademarks, service marks, trade names, inventions, copyrights and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, the "Intellectual Property") necessary to carry on their respective businesses as of the date hereof, and neither the Company nor any of its subsidiaries is aware that it would interfere with, infringe upon or otherwise come into conflict with any Intellectual Property rights of third parties as a result of the operation of the business of the Company or any subsidiary as of the date hereof that, individually or in the aggregate, if subject to an unfavorable decision, ruling or finding would have a Material Adverse Effect;

                (xv) Except as disclosed in the Prospectus, there are no holders of securities (debt or equity) of the Company or any of its subsidiaries, or holders of rights (including, without limitation, preemptive rights), warrants or options to obtain securities of the Company or any of its subsidiaries, who have the right to request the Company or any of its subsidiaries to register securities held by them under the Act;


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                (xvi) The Company is not and, after giving effect to the
            offering and sale of the Shares, will not be an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

                (xvii) The Stock is listed on the New York Stock Exchange; and


                (xviii) KPMG LLP, who have certified certain financial
            statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.


                (xix) The Company and its consolidated subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; (E) material information relating to the Company and its consolidated subsidiaries is promptly made known to the officers responsible for establishing and maintaining the system of internal accounting controls; and (F) any significant deficiencies or weaknesses in the design or operation of internal accounting controls which could adversely affect the Company's ability to record, process, summarize and report financial data, and any fraud whether or not material that involves management or other employees who have a significant role in internal controls, are adequately and promptly disclosed to the Company's independent auditors and the audit committee of the Company's board of directors; and

                (xx) The Company and its consolidated subsidiaries employ
            disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission's rules and forms, and is accumulated and communicated to the Company's management, including its principal executive officer and principal financial officer, appropriate to allow timely decisions regarding disclosure.

           (b) Each of the Selling Stockholders severally and not jointly, solely with respect to itself, represents and warrants to, and covenants and agrees with, each of the Underwriters and the Company that:

                (i) Such Selling Stockholder has been duly created, is validly existing as a trust under the laws of the State of New York, has the power and authority to own its property and to conduct its business and has been duly qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

                (ii) No consent, approval, authorization or order of any court or governmental agency or body is required to be obtained by such Selling Stockholder for the execution and delivery by such Selling Stockholder of this Agreement, the Custody Agreement, if any, and


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            the Power of Attorney hereinafter referred to and for the sale and delivery by such Selling Stockholder of the Shares to be sold by such Selling Stockholder hereunder, except such as have been obtained, the registration of the sale of such Shares under the Act, the registration under the Exchange Act of the Stock, and such as may be required under foreign and state securities and Blue Sky Laws; and such Selling Stockholder has full right, power and authority to enter into this Agreement, the Custody Agreement, if any, and the Power of Attorney and to sell, assign, transfer and deliver as provided herein the Shares to be sold by such Selling Stockholder hereunder;

                (iii) The sale of the Shares to be sold by such Selling
            Stockholder hereunder and the compliance by such Selling Stockholder with all of the obligations of such Selling Stockholder under this Agreement, the Custody Agreement, if any, and the Power of Attorney and the consummation by such Selling Stockholder of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound, or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any violation of the provisions of the constituent documents of such Selling Stockholder or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder, except that such Selling Stockholder makes no representation under this paragraph as to the registration or filing requirements or disclosure provisions of the securities laws of the United States or the securities or Blue Sky laws of any other jurisdiction;

                (iv) Such Selling Stockholder has, and immediately prior to each
            Time of Delivery (as defined in Section 4 hereof) of such Shares by such Selling Stockholder, such Selling Stockholder will have, good and valid title to the Shares to be sold by such Selling Stockholder hereunder (or an equal number of shares of Class B Common Stock, par value $.01 per share, of the Company ("Class B Common Stock") convertible into such Shares), free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares to be sold by such Selling Stockholder hereunder and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will be transferred by such Selling Stockholder to the several Underwriters;

                (v) During the period beginning from the date hereof and
            continuing to and including the date 180 days after the date of the Prospectus, such Selling Stockholder will not offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any Stock or securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than dispositions among Lauder Family Members or pursuant to employee stock option plans and employment agreements in each case existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement, provided that this provision shall continue to apply with respect to the securities received upon such conversion or exchange) without your prior written consent;


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                (vi) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

                (vii) To the extent that any statements or omissions made in the
            Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein, such Preliminary Prospectus and the Registration Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                (viii) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder will deliver to you prior to or at the First Time of Delivery (as hereinafter defined) of Shares by such Selling Stockholder a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

                (ix) Unless waived in writing by Goldman, Sachs & Co. and J.P.
            Morgan Securities Inc. prior to the execution of this Agreement, such Selling Stockholder has duly executed and delivered a custody agreement appointing Mellon Investor Services, L.L.C. as custodian (the "Custodian"), for the Shares being sold by such Selling Stockholder (the "Custody Agreement"), and certificates in negotiable form representing all of the Shares to be sold by such Selling Stockholder hereunder (or an equal number of shares of Class B Common Stock convertible into such Shares) have been deposited with and are being held by the Custodian or, if certificates representing all of such Shares have not been deposited with the Custodian, the Shares with respect to which no certificates have been deposited are held in book-entry form on behalf of the Selling Stockholder by the Custodian (either in the Custodian's book-entry system or through The Depository Trust Company ("DTC")) and have been segregated on the Custodian's books as the Shares that are the subject of this Agreement. Such Selling Stockholder agrees and acknowledges that the Shares (including the Class B Common Stock convertible into such Shares) being sold by such Selling Stockholder hereunder are held, or will be held immediately prior to the Closing, in book-entry form on behalf of such Selling Stockholder by the Custodian (either in the Custodian's book-entry system or through DTC). Such Selling Stockholder has duly executed and delivered a Power of Attorney in the form heretofore furnished to you (the "Power of Attorney"), appointing the person(s) indicated in
            Schedule II hereto as such Selling Stockholder's attorney(s)-in-fact (the "Attorney(s)-in-Fact") with authority to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement to the extent set forth in the Power of Attorney; and


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                (x) The Shares either in book-entry form or represented by certificates held, or to be held, in custody for such Selling Stockholder under the Custody Agreement (or if there is no Custody Agreement or if the Shares are not represented by certificates, as specified on Schedule IV hereto) are subject to the interests of the Underwriters hereunder; the arrangements made by such Selling Stockholder for such custody and the appointment by such Selling Stockholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable; the obligations of such Selling Stockholder hereunder shall not be terminated by operation of law, whether by the death or incapacity of any executor or trustee or the termination of such estate or trust, in the case of an estate or trust, or by the occurrence of any other event; if any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing the Shares shall be delivered by or on behalf of such Selling Stockholder in accordance with the terms and conditions of this Agreement and the Custody Agreement, if any; and actions taken by the Attorneys-in-Fact pursuant to the Power of Attorney shall be as valid as if such death, incapacity, termination or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.

         2. Subject to the terms and conditions herein set forth, (a) each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at a purchase price per share of $[ ], the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by each of the Selling Stockholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from all of the Selling Stockholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at the purchase price per share set forth in clause
(a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

         The Selling Stockholders, as and to the extent indicated in Schedule II hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to 1,695,000 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the Firm Shares. Any such election to purchase Optional Shares shall be made as set forth in Schedule II hereto. Any such election to purchase Optional Shares may be exercised only by written notice from Goldman, Sachs & Co. and J.P. Morgan Securities Inc. to the Attorneys-in-Fact, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Attorneys-in-Fact otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

           3. Upon the authorization by you of the release of the Firm Shares, the Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

           4. (a) The Shares to be purchased by each Underwriter hereunder in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. and J.P. Morgan Securities Inc. may request upon at least forty-eight hours' prior notice to the Selling Stockholders, shall be delivered by or on behalf of the Selling Stockholders to Goldman, Sachs & Co. and J.P. Morgan Securities Inc., for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same day) funds to the account specified by each of the Selling Stockholders to Goldman, Sachs & Co. and J.P. Morgan Securities Inc. at least forty-eight hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of Goldman, Sachs & Co., J.P. Morgan Securities Inc. or The Depository Trust Company or its designated custodian, as the case may be (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on [ ], 2004 or such other time and date as Goldman, Sachs & Co. and J.P. Morgan Securities Inc. and the Selling Stockholders may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York City time, on the date specified by Goldman, Sachs & Co. and J.P. Morgan Securities Inc. in the written notice given by Goldman, Sachs & Co. and J.P. Morgan Securities Inc. of the Underwriters' election to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co. and J.P. Morgan Securities Inc. and the Selling Stockholders may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery", such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

           (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7(i) hereof, will be delivered at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153 (the "Closing Location"), and the Shares will be delivered at the Designated Office, all at each Time of Delivery. A meeting will be held at the Closing Location at 2:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

           5. The Company agrees with each of the Underwriters:

           (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

           (b) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

           (c) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process, or take any action that would subject the Company to any tax, in any jurisdiction;

           (d) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to use its best efforts to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

           (e) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule
158);

           (f) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any Stock or securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to employee or non-employee director stock option plans and employment agreements, in each case, existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), or to file any registration statement with the Commission under the Act relating to any such securities without your prior written consent;

           (g) To make available to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, to make available to its stockholders as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; and

           (h) During a period of three years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission).

           6. The Company and each of the Selling Stockholders covenant and agree with one another and with the Underwriters that each Selling Stockholder will pay or cause to be paid a pro rata share (based on the number of Shares to be sold by such Selling Stockholder hereunder) of the following: (i) the filing fees and fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares;
(iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(c) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey;
(iv) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; (v) the cost of preparing stock certificates; (vi) the cost and charges of any transfer agent or registrar; and (vii) all other costs and expenses incident to the performance of the Company's and such Selling Stockholder's obligations hereunder which are not otherwise specifically provided for in this
Section 6, including (A) any fees and expenses of counsel for the Company and such Selling Stockholder, (B) such Selling Stockholder's pro rata share of the fees and expenses of the Attorney-in-Fact and (C) all expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder. In connection with clause (C) of the preceding sentence, the Underwriters agree to pay New York State stock transfer tax, and each of the Selling Stockholders agrees to reimburse the Underwriters for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that, except as provided in this Section 6, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

           7. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Stockholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of its and their respective obligations hereunder theretofore to be performed, and the following additional conditions:

           (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

           (b) Fried, Frank, Harris, Shriver & Jacobson, counsel for the Underwriters, shall have furnished to you such opinion or opinions (a draft of each such opinion is attached as Annex II(a) hereto), dated such Time of Delivery, with respect to the matters covered in paragraphs (i), (vi), (ix) (including with respect to the caption "Underwriting") and (xii) of subsection
(c) below, that the Company has an authorized capitalization as set forth in the Prospectus, and such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

         (c) Weil, Gotshal & Manges, LLP, counsel for the Company, shall have furnished to you their written opinion and letter (a draft of such opinion and letter are attached as Annex II(b) hereto), dated such Time of Delivery, in form and substance reasonably satisfactory to you, to the effect that:

                (i) The Company has been duly incorporated and is validly
            existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus;

                (ii) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company (including the Shares being delivered at such Time of Delivery) have been duly and validly authorized and issued and are fully paid and non-assessable; and the Shares conform to the description of the Stock contained in the Prospectus;

                (iii) The Company is duly qualified to transact business in the
            State of New York and is in good standing under the laws of the State of New York;

                (iv) Each of the Principal Subsidiaries which is incorporated in the United States ("U.S. Principal Subsidiaries") is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; and, to the best of such counsel's knowledge, all of the issued shares of capital stock of each U.S. Principal Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances or claims;

                (v) To such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending or overtly threatened against the Company or any of its subsidiaries or involving the Company or any of its subsidiaries or any property of the Company or any of its subsidiaries which would be required to be disclosed in the Prospectus;

                (vi) This Agreement has been duly authorized, executed and delivered by the Company;

                (vii) The compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, and that is material to the Company and its subsidiaries taken as a whole, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any New York, Delaware corporate or Federal law, rule or regulation (other than foreign and state securities or Blue Sky laws, as to which such counsel expresses no opinion, and other than Federal securities laws, as to which such counsel expresses no opinion except as otherwise set forth herein), or any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on the Company of which such counsel is aware;

                (viii)No consent, approval, authorization, order, registration or qualification of or with any New York, Delaware corporate or Federal governmental authority is required for the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares, any required filings under the Exchange Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws as to which such counsel need express no opinion (it being understood that the opinion may be limited to those consents, approvals, authorizations, orders, registrations or qualifications that, in such counsel's experience, are normally applicable to the transactions of the type contemplated by this Agreement);

                (ix) The statements set forth in the Prospectus under the
            caption "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Stock, are accurate and correct in all material respects;

                (x) The Company is not an "investment company" or an entity
            "controlled" by an "investment company", as such terms are defined in the Investment Company Act;

                (xi) The documents incorporated by reference in the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related notes, the financial statement schedules and other financial and accounting data therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable and the rules and regulations of the Commission thereunder; and

                (xii) The Registration Statement and the Prospectus and any
            further amendments and supplements thereto made by the Company prior to such Time of Delivery (other than the financial statements and related notes, the financial statement schedules and other financial and accounting data included in the Registration Statement or Prospectus, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder.

         In addition, such counsel shall state that it has participated in conferences with directors, officers and other representatives of the Company, various of the Selling Stockholders, representatives of the independent public accountants for the Company, representatives of the Underwriters and representatives of counsel for the Underwriters, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed, and, although such counsel has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus, except to the extent specified in subsection (ix) of this Section 7(c), no facts have come to such counsel's attention which leads such counsel to believe that the Registration Statement (including any documents incorporated by reference therein), on the effective date thereof (or, in the case of documents incorporated by reference, when such documents became effective or were filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading or that the Prospectus, on the date thereof or on the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel expresses no view with respect to the financial statements and related notes, the financial statement schedules and the other financial and accounting data included in the Registration Statement or Prospectus); and they do not know of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus or required to be described in the Registration Statement or the Prospectus which are not filed or incorporated by reference or described as required.

         In rendering such opinion, such counsel may state that it expresses no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the corporate laws of the State of Delaware and the federal laws of the United States;

         (d) Debevoise & Plimpton, counsel for each of the Selling Stockholders, shall have furnished to you their written opinion (a draft of which is attached as Annex II(c) hereto) with respect to each such Selling Stockholder, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                (i) Such Selling Stockholder validly exists as a trust under, and is governed by, the laws of the State of New York; and the trustee or trustees, if there are more than one, of such Selling Stockholder has or have the requisite power and authority, on behalf of such Selling Stockholder, to enter into this Agreement, the Custody Agreement, if any, and the Power of Attorney, and to consummate the transactions contemplated hereby and thereby in connection with the Shares to be sold by such Selling Stockholder under this Agreement;

                (ii) The Custody Agreement, if any, and the Power of Attorney
            have been duly executed and delivered by such Selling Stockholder and constitute valid and binding agreements of such Selling Stockholder in accordance with their terms;

                (iii) This Agreement has been duly executed and delivered by or on behalf of such Selling Stockholder; and the sale by such Selling Stockholder of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with all of the obligations of such Selling Stockholder under this Agreement, the Custody Agreement, if any, and the Power of Attorney and the consummation by such Selling Stockholder of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any violation of the provisions of the constituent documents of such Selling Stockholder or of any New York, Delaware corporate or Federal statute, rule or regulation or any judgment, writ, injunction, decree, order or ruling known to such counsel of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder, except that such counsel need not express any opinion as to compliance with the registration or filing requirements or disclosure provisions of the securities laws of the United States or the securities or Blue Sky laws of any other jurisdiction;

                (iii) No consent, approval, authorization or order of any New
            York, Delaware corporate or Federal governmental agency or body is required to be obtained by such Selling Stockholder for the consummation by such Selling Stockholder of the transactions contemplated by this Agreement, the Custody Agreement, if any, and the Power of Attorney in connection with the Shares to be sold by such Selling Stockholder hereunder, except such as have been duly obtained and are in full force and effect, the registration of the Shares under the Act, the registration of the Stock under the Exchange Act and such as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of such Shares by the Underwriters (as to which such counsel need express no opinion) (it being understood that the opinion may be limited to those consents, approvals, authorizations, orders, registrations or qualifications that, in such counsel's experience, are normally applicable to the transactions of the type contemplated by this Agreement);

                (iv) Such Selling Stockholder has full right, power and
            authority to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder under this Agreement;

                (v) With respect to Shares represented by stock certificates, assuming that the Underwriters purchase the Shares to be delivered at such Time of Delivery for value and without notice of any adverse claim as such terms are used in Section 8-105 of the Uniform Commercial Code as currently in effect in the State of New York (the "New York UCC"), the delivery of certificates representing such Shares either registered in the name of the Underwriters or effectively endorsed to the Underwriters or in blank will pass to the Underwriters all rights that such Selling Stockholder has in such Shares, free of all adverse claims as such term is used in
            Section 8-105 of the New York UCC; and

                (vi) With respect to Shares not represented by stock
            certificates, upon (A) the payment for the Shares to be delivered at such Time of Delivery in accordance with this Agreement, (B) to the extent such registration has not previously been effected, the registration of the transfer of such Shares to, and registration of such Shares in the name of, Cede & Co. or such other nominee designated by DTC and (C) the crediting of such Shares on the books of DTC to the "securities accounts" (as defined in Section 8-501 of the New York UCC) maintained by DTC for the various Underwriters,
            (x) the Underwriters will acquire "security entitlements" (as defined in Section 8-102 of the New York UCC) in respect of such Shares and (y) no "action based on an adverse claim" (within the meaning of Section 8-502 of the New York UCC) may be asserted against the Underwriters with respect to such security entitlements, assuming that each Underwriter does not have "notice" (within the meaning of Section 8-105 of the UCC) of any "adverse claim" (as defined in Section 8-102 of the New York UCC) to such Shares.

         In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the Federal laws of the United States and in rendering its opinion in subparagraph (v) such counsel may rely upon a certificate of such Selling Stockholder in respect of matters of fact as to ownership of, and liens, encumbrances, equities or claims on the Shares sold by such Selling Stockholder, provided that such counsel shall state that they believe that both you and they are justified in relying upon such certificate;

         (e) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, KPMG LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto);

         (f) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and
(ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity, results of operations or Intellectual Property of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in Clause (i) or (ii), is in the judgment of Goldman, Sachs & Co. and J.P. Morgan Securities Inc. so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

         (g) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange (the "Exchange"); (ii) a suspension or material limitation in trading in the Company's securities on the Exchange;
(iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States;
(iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of Goldman, Sachs & Co. and J.P. Morgan Securities Inc. makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at each Time of Delivery on the terms and in the manner contemplated in the Prospectus;

         (h) The Company and the Selling Stockholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and of the Selling Stockholders, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Stockholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Stockholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (f) of this
Section 7, and as to such other matters as you may reasonably request;

         (i) The Selling Stockholders shall have obtained and delivered to the Underwriters executed copies of an agreement from each of the Lauder Family Members (other than The Lauder Foundation), substantially to the effect set forth in Subsection 1(b)(v) hereof in form and substance satisfactory to you;

         (j) The Company shall have complied with the provisions of Section 5(d) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

         (k) Each of the Selling Stockholders shall have delivered to the Underwriters certificates required by Treasury Regulation section 1.1445-2(b)(2) in order to avoid withholding of tax under Section 1445 of the Internal Revenue Code of 1986, as amended.

         8. (a) The Company and each of the Selling Stockholders, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and the Selling Stockholders shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. or J.P. Morgan Securities Inc. expressly for use therein. Notwithstanding the provisions of this subsection (a), no Selling Stockholder shall be required to pay an amount in excess of the gross proceeds received by such Selling Stockholder from the Shares sold by it hereunder.

         (b) Each Underwriter will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. or J.P. Morgan Securities Inc. expressly for use therein; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.

         (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

         (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Shares purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, each of the Selling Stockholders and each of the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (e) The obligations of the Company and the Selling Stockholders under this Section 8 shall be in addition to any liability which the Company and the respective Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.

         9. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Selling Stockholders that you have so arranged for the purchase of such Shares, or the Selling Stockholders notify you that they have so arranged for the purchase of such Shares, you or the Selling Stockholders shall have the right to postpone a Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

         (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, then the Selling Stockholders shall have the right to require each non-defaulting

Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Stockholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholders, except for the expenses to be borne by the Company and the Selling Stockholders and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         10. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Stockholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.

         11. If this Agreement shall be terminated pursuant to Section 9 hereof, neither the Company nor the Selling Stockholders shall then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Selling Stockholders as provided herein, each of the Selling Stockholders pro rata (based on the number of Shares to be sold by such Selling Stockholder hereunder), will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 6 and 8 hereof.

         12. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly; and in all dealings with any Selling Stockholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Stockholder made or given by any or all of the Attorneys-in-Fact for such Selling Stockholder.

         All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you in care of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Registration Department and J.P. Morgan Securities Inc., 277 Park Avenue, New York, New York 10017, Attention: Syndicate Desk; if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Stockholder at its address set forth in Schedule II hereto; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholders by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

         13. At any time and from time to time after the Time of Delivery, the Selling Stockholders agree to cooperate with the Underwriters, and at the request of the Underwriters, to execute and deliver any further instruments or documents and to take all such further action as the Underwriters may reasonably request in order to carry out the intent of the parties hereunder with respect to the sale and delivery of the Shares to the Underwriters.

         14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholders and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

         15. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

         16. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         17. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         If the foregoing is in accordance with your understanding, please sign and return to us ten counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholders for examination upon request, but without warranty on your part as to the authority of the signers thereof.

           Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Stockholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Stockholder pursuant to a validly existing and binding Power of Attorney which authorizes such Attorney-in-Fact to take such action.

                                 Very truly yours,

                                 THE ESTEE LAUDER COMPANIES INC.



                                 By:
                                    --------------------------------------------
                                     Name:
                                     Title:


                                 RONALD WEINTRAUB AS TRUSTEE OF THE ESTEE
                                 LAUDER 1994 TRUST, U/A/D JUNE 2, 1994, AS
                                 AMENDED, BETWEEN ESTEE LAUDER AS SETTLOR, AND LEONARD A. LAUDER, RONALD S. LAUDER AND
                                 IRA T. WENDER, AS INITIAL TRUSTEES


                                 By:
                                    --------------------------------------------
                                      Ronald Weintraub, Trustee


                                 LEONARD A. LAUDER, RONALD S. LAUDER AND IRA T. WENDER, AS TRUSTEES OF THE ESTEE LAUDER 2002 TRUST, U/A/D APRIL 5, 2002, AS AMENDED, BETWEEN ESTEE LAUDER, AS SETTLOR, AND SUCH TRUSTEES



                                 By:
                                      ------------------------------------------
                                      Leonard A. Lauder, Trustee


                                 By:
                                      ------------------------------------------
                                      Ronald S. Lauder, Trustee


                                 By:
                                      ------------------------------------------
                                      Ira T. Wender, Trustee

                                LEONARD A. LAUDER, RONALD S. LAUDER AND IRA T. WENDER, AS TRUSTEES OF THE ESTEE LAUDER 2001 CHARITABLE TRUST, U/A/D AUGUST 9, 2001, BETWEEN LEONARD A. LAUDER, RONALD S. LAUDER AND IRA T. WENDER, IN THEIR CAPACITIES AS TRUSTEES OF THE ESTEE LAUDER 1994 TRUST, AND SUCH TRUSTEES



                                By:
                                   ---------------------------------------------
                                    Leonard A. Lauder, Trustee


                                By:
                                   ---------------------------------------------
                                    Ronald S. Lauder, Trustee


                                By:
                                    --------------------------------------------
                                    Ira T. Wender, Trustee

Accepted as of the date hereof:

J.P. Morgan Securities Inc.


By:
   -------------------------------------------------
      (J.P. Morgan Securities Inc.)


Goldman, Sachs & Co.


By:
   -------------------------------------------------
       (Goldman, Sachs & Co.)
    On behalf of each of the Underwriters

                                   SCHEDULE I


                                                                                                 Number of Optional
                                                                                                    Shares to be
                                                                            Total Number of         Purchased if
                                                                                Shares             Maximum Option
                              Underwriter                                   to be Purchased           Exercised
                              -----------                                   ---------------        ---------------

Goldman, Sachs & Co................................................
J.P. Morgan Securities Inc.........................................
                                                                             -------------        -------------
           Total...................................................            11,305,000            1,695,000
                                                                             =============        =============


                                   SCHEDULE II

                                                                                                Number of Optional
                                                                                                   Shares to be
                                                                         Total Number of           Purchased if
                                                                              Shares              Maximum Option
                                                                            to be Sold              Exercised*
                                                                         ----------------       ----------------
The Selling Stockholders**:
         The Estee Lauder 1994 Trust                                        2,176,139                    334,018
         The Estee Lauder 2002 Trust                                        8,245,231                  1,225,352
         The Estee Lauder 2001 Charitable Trust                               883,630                    135,630

         Total..................................................         -------------               -------------
                                                                           11,305,000                  1,695,000
                                                                         =============               =============


* OptionalShares shall be sold in the following order: first, all Optional Shares to be sold by The Estee Lauder 2001 Charitable Trust; second, all Optional Shares to be sold by The Estee Lauder 1994 Trust; and third, all Optional Shares to be sold by The Estee Lauder 2002 Trust.

** Attorneys-in-Fact for each Selling Stockholder: George E.B. Maguire and Bruce D. Haims

                                  SCHEDULE III

                  CERTAIN SUBSIDIARIES WITH MINORITY INTERESTS
                 NOT HELD DIRECTLY OR INDIRECTLY BY THE COMPANY


SUBSIDIARY
----------


ELCA Cosmetics Limited and its wholly-owned subsidiaries:
Estee Lauder Hellas S.A., Estee Lauder Bulgaria EOOD and
Estee Lauder Romania SRL (and its wholly-owned subsidiary,
I.M. Cosmetics S.A.)


Bumble and bumble LLC

Bumble and bumble Products LLC

gloss.com LLC

                                     ANNEX I

                            FORM OF COMFORT LETTER OF
                                    KPMG LLP

         Pursuant to Section 7(e) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

              (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

              (ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) audited by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been separately furnished to the representatives of the Underwriters (the "Representatives");

              (iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included in the Company's quarterly reports on Form 10-Q incorporated by reference into the Prospectus; and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations, nothing came to their attention (other than the restatement of the quarter ended September 30, 2003 to effect discontinued operations, which restated data is included in Note 19 to the consolidated financial statements included in the Company's Current Report on Form 8-K/A dated May 19, 2004) that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

              (iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the two most recent fiscal years included in the Prospectus and included in the Company's Current Report on Form 8-K/A dated May 19, 2004 incorporated by reference in the Prospectus agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for such fiscal years which were included or incorporated by reference in the Company's Current Report on Form 8-K/A dated May 19, 2004 for such fiscal years;

              (v) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302, 402 and 503(d) (if applicable), respectively, of Regulation S-K;

              (vi) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                     (A) (i) the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus (other than the restatement of the quarter ended September 30, 2003 to effect discontinued operations, which restated data is included in Note 19 to the consolidated financial statements included in the Company's Current Report on Form 8-K/A dated May 19, 2004), for them to be in conformity with generally accepted accounting principles;

                     (B) any other unaudited income statement data and balance
              sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Company's Current Report on Form 8-K/A dated May 19, 2004;

                     (C) the unaudited financial statements which were not
              included in the Prospectus but from which were derived the unaudited condensed financial statements referred to in Clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in Clause (B) were not determined on a basis substantially consistent with the basis for the audited financial statements included in the Company's Current Report on Form 8-K/A dated May 19, 2004;

                     (D) any unaudited pro forma consolidated condensed
              financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

                     (E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders' equity or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                     (F) for the period from the date of the latest financial
              statements included or incorporated by reference in the Prospectus to the specified date referred to in Clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

              (vii) In addition to the audit referred to in their report incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference) or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives or in documents incorporated by reference in the Prospectus specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.




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